EXHIBIT 21.1

                      SUBSIDIARIES OF AMERICAN TISSUE INC.


                                                                 State or other
                                                                 jurisdiction of
                                                                incorporation or
                      Name of Subsidiary                          organization
                      ------------------                        ----------------

                  100 Realty Management LLC                          New York

                American Cellulose Mill Corp.                        New York

                 American Tissue Corporation                         New York

            American Tissue Mills of Greenwich LLC                   New York

             American Tissue Mills of Neenah LLC                     New York

         American Tissue Mills of New Hampshire, Inc.                New York

           American Tissue Mills of New York, Inc.                   New York

            American Tissue Mills of Oregon, Inc.                    New York

           American Tissue Mills of Wisconsin, Inc.                  New York

         American Tissue-New Hampshire Electric Inc.               New Hampshire

                  Berlin Mills Railway, Inc.                       New Hampshire

                 Calexico Tissue Company LLC                         New York

                       Coram Realty LLC                              New York

                      Engineers Road LLC                             New York

           Fabricaciones Metalicas Mexicanas, S.A.                    Mexico

                     Gilpin Realty Corp.                             New York

                          Grand LLC                                  New York

                     Hydro of America LLC                            Delaware

                   Landfill of America LLC                           Delaware

                         Markwood LLC                                New York

                     Paper of America LLC                            Delaware

                 Pulp & Paper of America LLC                         New York

                     Pulp of America LLC                             Delaware

                    Railway of America LLC                           Delaware

                     Saratoga Realty LLC                             New York

                     Tagsons Papers, Inc.                            New York

                     Unique Financing LLC                            New York